                                  EXHIBIT 10.1

           INTUITIVE SURGICAL AND IBM CORPORATION JOINTLY SUE COMPUTER
                         MOTION FOR PATENT INFRINGEMENT

MOUNTAIN VIEW, CALIF., April 4, 2001 -- Intuitive Surgical, Inc. (NASDAQ: ISRG), the leader in precision surgical robotics, confirmed today an earlier Reuters report that Intuitive and International Business Machines Corporation ("IBM") have jointly filed suit against Computer Motion, Inc. ("CMI") in the U.S. District Court for the District of Delaware. Intuitive's and IBM's complaint alleges that by continuing to make, use, sell, and offer for sale its AESOP and ZEUS voice-controlled products, CMI willfully infringes U.S. Patent No. 6,201,984. The `984 patent issued to IBM on March 13, 2001, and is exclusively licensed to Intuitive under the terms of Intuitive's 1997 License Agreement with IBM. The `984 patent concerns various aspects of controlling movement of surgical instruments with voice commands, and predates by several years CMI's development of voice-controlled surgical robots. Because CMI's voice-controlled HERMES product interfaces with the AESOP and ZEUS products, HERMES is also implicated in the patent infringement complaint.

ABOUT INTUITIVE'S da Vinci(TM) SURGICAL SYSTEM

The DA VINCI(TM) Surgical System consists of a surgeon's console, a patient-side cart, a high performance vision system and our proprietary ENDOWRIST(TM) instruments. By integrating computer-enhanced robotic technology with the technical skills of the surgeon, we believe that our system enables surgeons to perform better surgery in a manner never before experienced. The DA VINCI(TM) Surgical System seamlessly translates the surgeon's natural hand and wrist movements on instrument controls at a console into corresponding micro-movements of instruments positioned inside the patient through small puncture incisions, or ports.

Our DA VINCI(TM) System is the only commercially available technology that can provide the surgeon with the intuitive control, range of motion, fine tissue manipulation capability and 3-D visualization characteristic of open surgery, while simultaneously allowing the surgeon to work through the small ports of minimally invasive surgery.

--------------------------------------------------------------------------------

The statements contained in this release may be deemed to contain "forward-looking statements." Such statements are indicated by words or phrases such as "anticipate," "estimate," "projects," "believes," "intends," "expects" and similar words and phrases. Actual results may differ materially from those expressed or implied in any forward-looking statement as a result of certain risks and uncertainties, including, without limitation, competition and market acceptance of the Company's products, ability to obtain regulatory approvals and third-party reimbursement, ability to raise additional capital and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements.


DA VINCI(TM), ENDOWRIST(TM), INTUITIVE(R), and INTUITIVE SURGICAL(R)are trademarks of Intuitive Surgical, Inc.